SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Aastrom Biosciences, Inc.
(Name of Registrant as Specified in Its Charter)
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On April 15, 2008, Aastrom Biosciences, Inc. issued a Letter to Shareholders regarding the proposal to be considered at the Special Meeting of Shareholders which was adjourned until May 6, 2008.

April 15, 2008
Your FOR Vote is Vital to the Future of Our Company and
Assuring the Preservation of Our Nasdaq Listing
Dear Aastrom Shareholder,
As the CEO of Aastrom AND as a fellow shareholder, I want to bring your attention to this important issue and strongly urge you to participate in the voting process.
Why shareholder votes are important?
➢	The reverse stock split will allow Aastrom to regain compliance with the Nasdaq Capital Market listing requirement and be better positioned to pursue our business plan. Therefore, Aastrom’s Board of Directors urges all shareholders to vote FOR the proposal. Being delisted from the Nasdaq Capital Market or even the risk of being delisted can have serious consequences.

➢	Aastrom’s reverse stock split proposal received FOR votes in excess of 58% of the outstanding shares, but we have not yet achieved the two-thirds (66-2/3%) vote required by the Company’s charter.

➢	The Board determined it was essential to provide additional time to continue to obtain greater shareholder turnout and achieve the necessary two-thirds vote for this proposal (the meeting will reconvene on May 6, 2008).
What we as shareholders need to do immediately:
➢	If you have not yet voted, please vote FOR this proposal using the enclosed proxy card.

➢	If you previously voted against this proposal, please consider changing your vote by voting FOR this proposal using the enclosed proxy card.
For those shareholders who have already voted FOR this proposal, we thank you for your continued support of Aastrom.
By preserving our Nasdaq Capital Market listing, Aastrom can continue to consider and pursue the widest possible range of future financing options to support our ongoing clinical development programs. Aastrom’s cardiac regeneration clinical activities have been initiated in Europe and we expect to submit a U.S. Investigational New Drug Application for a Phase I/II cardiac clinical trial during 2008; our late-stage vascular and bone regeneration clinical trials are currently enrolling and treating patients.
We were pleased to receive a FOR recommendation on this proposal from Institutional Shareholder Services, Inc. (ISS). ISS issued its recommendation report on March 10, 2008, recognizing that “the reverse split is necessary to maintain compliance with Nasdaq Capital Market listing standards. Therefore, we believe that this proposal warrants shareholder approval.”
You can review the full terms of the Special Meeting Proxy Statement for additional details regarding this proposal and the purpose. The Special Meeting Proxy Statement is available via

Aastrom’s website at www.aastrom.com; click on the “Investors” section, click on “Annual Reports/Proxy”, then click on the “Special Meeting Proxy Statement”. The direct URL is: http://www.aastrom.com/annuals.cfm.
The Special Meeting of Shareholders to consider a proposal to authorize Aastrom’s Board of Directors to effect a reverse stock split adjourned on Tuesday, April 8, 2008 and will reconvene on Tuesday, May 6, 2008 at 9:00am (EDT), at Aastrom’s office, 24 Frank Lloyd Wright Drive, Lobby K, Ann Arbor, MI 48105.
Please find answers to several “Frequently Asked Questions” enclosed with my letter.
To provide further clarity on this proposal, I will also host two one-hour telephone Question & Answer sessions on this topic: the first will be held on Wednesday, April 23, 2008 at 6:00pm (EDT), and the second will be held on Thursday, April 24, 2008 at Noon (EDT). Interested parties should call toll-free (877) 407-9205, or from outside the U.S. (201) 689-8054, fifteen minutes before the start of the Q&A session to register and identify themselves as registrants of the ‘Aastrom Q&A Session’. Any registered caller on the toll-free line may ask to be placed in the queue to ask a question. This Q&A session will not be webcast, you must join the call to participate or listen.
This is a vote that requires greater shareholder turnout. Regardless of the number of shares you own, YOUR VOTE IS IMPORTANT. If you have not already done so, please vote FOR this proposal; if you previously voted against this proposal, please consider changing your vote to a FOR vote by promptly marking, signing and returning the enclosed proxy card.
Thank you for your continued interest in and support of Aastrom. If you have any questions, please feel free to call us at (734) 930-5777 during normal business hours Monday-Friday from 8:00 am to 5:00 pm (Eastern).
Sincerely,
George W. Dunbar, Jr.
President & CEO
This document contains forward-looking statements. These statements may include, without limitation, statements concerning the Nasdaq Capital Market listing, clinical trial plans and expectations, clinical activity timing, intended product development and commercialization objectives, adequacy of existing capital to support operations for a specified time, future capital needs, and potential advantages and application of Tissue Repair Cell (TRC) Technology, all of which involve certain risks and uncertainties. These statements are often, but are not always, made through the use of words or phrases such as “anticipates,” “intends,” “estimates,” “plans,” “expects,” “we believe,” “we intend,” and similar words or phrases, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions. Actual results may differ significantly from the expectations contained in the forward-looking statements. Among the factors that may result in differences are the inherent uncertainties associated with clinical trial and product development activities, regulatory approval requirements, competitive developments, and the availability of resources and the allocation of resources among different potential uses. These and other significant factors are discussed in greater detail in Aastrom’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Aastrom assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

April 15, 2008
FREQUENTLY ASKED QUESTIONS:
What is Aastrom’s strategy to build value for shareholders?
To be a leader in the fields of cell therapy and regenerative medicine by:
Attracting long-term, stable institutional shareholders to finance our clinical programs
Leveraging the benefit of using the patient’s own cells and our demonstrated safety record to date in multiple therapeutic areas (vascular, bone, cardiac and neural) where current treatment options or standard of care treatments are limited
Continuing to accumulate positive clinical data to attract potential commercialization partners in international markets
Why is it important to attract large institutional investors?
We need to align ourselves with investors who are prepared to be patient during the 5-10 year FDA-approval process typical of new and innovative biotech and pharmaceutical products.
How would the proposed reverse stock split affect my investment in Aastrom?
Each shareholder will hold the same ownership percentage of Aastrom shares pre- and post-split. If a reverse stock split is effected, the market price of our shares is expected to adjust in response to the split.
Please explain the proposal that I am being asked to vote on?
Aastrom is seeking shareholder approval to grant the Board the authority to amend the Company’s Restated Articles of Incorporation to execute a reverse split of the Company’s common stock if it is determined that this action is in the best interest of the Company and could enhance long-term value for the shareholders. The Board would be authorized to execute a reverse stock split at any time within four weeks after the date of shareholder approval, at any whole number ratio between one for five and one for fourteen, with the exact exchange ratio and timing of the reverse stock split (if at all) to be determined at the discretion of the Board.
Why is the approval of this proposal so important to Aastrom?
As reported previously, Aastrom received a deficiency letter from the Nasdaq Capital Market in December 2007 indicating that the Company was not in compliance with the minimum $1.00 closing bid price requirement. The reverse stock split is expected to allow Aastrom to regain compliance with this listing requirement. Aastrom’s Board of Directors believes that being delisted from the Nasdaq Capital Market or even the risk of being delisted can have serious consequences and a reverse stock split represents an important strategic option to remain listed on this exchange.
Why does it matter if Aastrom continues to be listed on the Nasdaq Capital Market?
Being listed on a national securities exchange such as the Nasdaq Capital Market, NYSE or AMEX is valued highly by long-term investors such as large institutions that we are trying to attract. A listing on a national securities exchange also has the potential to create better liquidity and reduce volatility for buying and selling shares of stock.

How many votes are required to approve the proposal?
In compliance with the Company’s charter, this proposal requires a FOR vote of at least two-thirds (66-2/3%) of all outstanding shares, or 88,570,628 shares (132,855,942 x 66-2/3% = 88,570,628) of common stock (in person or by proxy).
How does the Board of Directors recommend that I vote?
Aastrom’s Board of Directors recommends that you vote your shares “FOR” approving this proposal.
Why has additional time been provided to vote for this proposal?
Aastrom’s charter is unique because a proposal such as this requires a two-thirds vote of ALL outstanding shares, or 88,570,628 shares (132,855,942 x 66-2/3% = 88,570,628). As you know many shareholders simply do not vote; therefore, your vote is especially important. So far, 58% of the outstanding shares have been voted FOR the proposal, but we have not yet achieved the two-thirds (66-2/3%) vote. Therefore, the Board determined it was essential to provide additional time to continue to obtain greater shareholder turnout and achieve the necessary two-thirds vote for this proposal.
Would the proposed reverse stock split only affect the shareholders of common stock?
No, the reverse stock split ratio would also be applied to all outstanding warrants, stock options, restricted stock shares, etc. Therefore, the holders of warrants, stock options and restricted stock would be subject to the same reverse split exchange ratio. This includes management, employees and directors of the Company, as well as outside shareholders and warrant holders.
What happens if the reverse stock split proposal does not receive shareholder approval?
If this proposal does not receive the required two-thirds favorable vote, we believe that it may significantly weaken the Company’s ability to raise new money, attract long-term institutional investors and preserve our Nasdaq Capital Market listing.
Will Aastrom need to continue to raise money through financings?
To move Aastrom’s products through the clinical, regulatory and reimbursement processes, we will need to raise additional money.
Who is entitled to vote on this proposal?
Shareholders as of the close of business on February 26, 2008 (the “Record Date”), may vote at the Special Meeting of Shareholders. You have one vote for each share of common stock you held on the Record Date, including shares:
•	Held directly in your name as “shareholder of record” (also referred to as “registered shareholder”);

•	Held for you in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or nominee how to vote their shares.

How do I vote my shares without attending the meeting?
Whether you vote by internet, telephone or by mail your vote that is dated the latest is the vote that counts. If you are a shareholder of record, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee.
In any circumstance, you may vote OR change your previous vote:
•	By Internet — If you have internet access, you may submit your proxy by logging onto the following website www.proxyvote.com and following the voting instructions on the proxy card. (Please note, your “Control Number” is listed on your proxy card.) If you vote by internet, you need not return your proxy card.

•	By Telephone — If you have touch-tone telephone access, you may submit your proxy by dialing 1-800-690-6903 and following the voting instructions on the proxy card. (Please note, your “Control Number” is listed on your proxy card.) If you vote by telephone, you need not return your proxy card.

•	By Mail — You may vote by mail by signing and dating your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.
Internet and telephone voting facilities will close at 11:59 p.m., Eastern Daylight Time, on May 5, 2008.
How do I vote my shares in person at the meeting?
If you are a shareholder of record and prefer to vote your shares at the meeting, bring the enclosed proxy card or proof of identification. It is important to note that you may vote shares held in “street name” only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.
Even if you plan to attend the meeting, we encourage you to vote in advance by internet, telephone or mail so that your vote will be counted even if you are unable to attend the meeting.
What does it mean if I receive more than one proxy card?
This could mean one of two things:
Generally, it means you hold shares in more than one account. To ensure that all your shares are voted, sign and return each proxy card or, if you vote by internet or telephone, vote once for each proxy card you receive.
This can also mean, as in Aastrom’s case, you have received a SECOND proxy card for the same shares. Please use this proxy card to vote your shares or if you would like to change your vote you may do so. It is important to note that whether you vote by mail, internet or telephone, the vote that is dated LAST is the vote that counts in the proxy process.
May I change my vote?
Yes. Whether you have voted by mail, internet or telephone, you may change your vote by:
•	Voting by internet or telephone at a later time;

•	Submitting a properly signed proxy card with a later date; or

•	Voting in person at the Special Meeting of Shareholders. (It is important to note that you may vote shares held in “street name” only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.)
May I revoke my vote?
Yes. Whether you have voted by mail, internet or telephone, you may revoke your proxy by sending a written statement to that effect to the Corporate Secretary of Aastrom.
Can I receive future proxy materials electronically?
Yes. If you are a shareholder of record, you may elect to receive future proxy statements and annual reports online as described in the next paragraph. If you elect this feature, you will receive an email message notifying you when the materials are available, along with a web address for viewing the materials. If you received this proxy statement electronically, you do not need to do anything to continue receiving proxy materials electronically in the future.
Whether you hold shares registered directly in your name, or through a broker or bank, you can enroll for future delivery of proxy statements and annual reports by following these easy steps:
•	Go to our website at www.aastrom.com;

•	Click on Investors ;

•	In the Shareholder Services section (menu on the left hand side of the page), click on Shareholder Electronic Delivery ; and
•	Follow the prompts to submit your electronic consent.
Generally, brokers and banks offering this choice require that shareholders vote through the internet in order to enroll. “Street name” shareholders whose broker or bank is not included in this website are encouraged to contact their broker or bank and ask about the availability of electronic delivery. As with all internet usage, the user must pay all access fees and telephone charges. You may view annual reports and proxy materials at www.aastrom.com/annuals.cfm.
This document contains forward-looking statements. These statements may include, without limitation, statements concerning the Nasdaq Capital Market listing, clinical trial plans and expectations, clinical activity timing, intended product development and commercialization objectives, adequacy of existing capital to support operations for a specified time, future capital needs, and potential advantages and application of Tissue Repair Cell (TRC) Technology, all of which involve certain risks and uncertainties. These statements are often, but are not always, made through the use of words or phrases such as “anticipates,” “intends,” “estimates,” “plans,” “expects,” “we believe,” “we intend,” and similar words or phrases, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions. Actual results may differ significantly from the expectations contained in the forward-looking statements. Among the factors that may result in differences are the inherent uncertainties associated with clinical trial and product development activities, regulatory approval requirements, competitive developments, and the availability of resources and the allocation of resources among different potential uses. These and other significant factors are discussed in greater detail in Aastrom’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Aastrom assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposal 1. A vote FOR the following proposal is recommended by the Board of Directors: 1. To approve the grant of discretionary authority to Aastrom’s Board of Directors to amend Aastrom’s Restated Articles of Incorporation to effect a reverse stock split of Aastrom’s issued and outstanding common stock at any time within four (4) weeks after the date shareholder approval is obtained regarding the reverse stock split, at any whole number ratio between one for five and one for fourteen, with the exact exchange ratio and timing of the reverse stock split (if at all) to be determined at the discretion of the Board of Directors (the “Reverse Stock Split”). The Reverse Stock Split will not occur unless the Board of Directors determines that it is in the best interests of Aastrom and its shareholders to implement the Reverse Stock Split. VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Aastrom Biosciences, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Aastrom Biosciences, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. AASTROM BIOSCIENCES, INC. 24 FRANK LLOYD WRIGHT DRIVE — LOBBY K ANN ARBOR, MI 48105 AASTROM BIOSCIENCES, INC. AASTR1 For Against Abstain Even if you are planning to attend the meeting in person, you are urged to sign and mail the Proxy in the return envelope so that your stock may be represented at the meeting. Sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute this Proxy for a deceased shareholder should give their title. Please date the Proxy. 0 0 0

The undersigned hereby appoints George W. Dunbar, Jr. and Julie A. Caudill, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock of Aastrom Biosciences, Inc. (“Aastrom” or the “Company”) which undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at Aastrom Biosciences, Inc. headquarters, Ann Arbor, Michigan on Tuesday, April 8, 2008 at 9:00 a.m. (EDT), and at any adjournment thereof (i) as hereinafter specified upon the proposal listed on the reverse side and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting. Proxy for Special Meeting of Shareholders Solicited by the Board of Directors AASTROM BIOSCIENCES, INC. PROXY